Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust to Redeem All

Outstanding 4.10% Guaranteed Notes due 2024

PHILADELPHIA, PA, April 23, 2024 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), intends to redeem all of the outstanding 4.10% Guaranteed Notes due October 1, 2024 (the “Notes”) issued by the Operating Partnership and not purchased pursuant to its previously announced tender offer for such Notes.

The expected redemption date will be June 7, 2024 (the “Redemption Date”).

The Notes will be redeemed at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes then outstanding to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, in each case, plus accrued and unpaid interest on the principal amount of Notes being redeemed to the Redemption Date.

From and after the Redemption Date and the payment of the redemption price, interest will cease to accrue, and on and after the Redemption Date the only remaining rights of holders of Notes will be to receive payment of the redemption price and accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The notice of redemption and other materials relating to the redemption of the Notes will be mailed on or about April 23, 2024. As will be specified in the notice of redemption, payment of the redemption price will be made only upon presentation and surrender of the Notes to The Bank of New York Mellon by hand or by mail at the address set forth in such notice. Notes that are held through The Depository Trust Company (“DTC”) will be redeemed in accordance with the applicable procedures of DTC.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 156 properties and 22.3 million square feet as of March 31, 2024, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “1995 Act”) provides a “safe harbor” for forward-looking statements. This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe-harbor provisions of the 1995 Act. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Factors that might cause actual results to differ materially from our expectations are set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622